GIANTCEUTICAL, INC.

HERB SOURCE ENTERPRISE, INC.

BIOCALTH INTERNATIONAL (S.F.) CORP.

BIOCALTH INTERNATIONAL (N.Y.) CORP.

Combined Financial Statements

Years Ended December 31, 2009 and 2008

with Independent Auditors’ Report

 Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Contents

Independent Auditors’ Report	3

Financial Statements - As of and for the years ended December 31, 2008 and 2009

Combined Balance Sheets	4

Combined Statements of Operations	5

Combined Statements of Changes in Stockholders’ Deficit	6

Combined Statements of Cash Flows	7

Notes to Combined Financial Statements	8-16

2

17700 Castleton Street, Suite 488 City of Industry, CA 91748 Tel: +1 (626) 854-6500 Fax: +1 (626) 854-6505

Independent Auditors’ Report

To the Board of Directors and Stockholders

Giantceutical, Inc., Herb Source Enterprise, Inc.,

Biocalth International (S.F.) Corp., and Biocalth International (N.Y.) Corp.

We have audited the accompanying combined balance sheets of Giantceutical, Inc., Herb Source Enterprise, Inc., Biocalth International (S.F.) Corp., and Biocalth International (N.Y.) Corp. (collectively referred as “Companies”) as of December 31, 2009 and 2008, and the related combined statements of operations, statements of changes in stockholders’ deficit and cash flows for the years then ended. These combined financial statements are the responsibility of above Companies' management. Our responsibility is to express an opinion on the combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Giantceutical, Inc., Herb Source Enterprise, Inc., Biocalth International (S.F.) Corp., and Biocalth International (N.Y.) Corp. as of December 31, 2009 and 2008, and the results of their combined operations and combined cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Simon & Edward, LLP

City of Industry, California

October 17, 2010 (except for Note 9 as to which the date is October 25, 2011)

3

Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Combined Balance Sheets

December 31,	2009	2008

ASSETS

Current Assets:
Cash and cash equivalents	$75,690	$115,266
Accounts receivable, net of allowance for doubtful accounts of $79,663 and $27,686, respectively	78,654	85,940
Inventories, net	357,431	143,714
Prepaid expense	—	2,350
Total current assets	511,775	347,270
Property and equipment, net	99,317	117,752
Other assets	11,006	11,694

Total assets	$622,098	$476,716

LIABILITIES AND STOCKHOLDERS’ DEFICT

Current Liabilities:
Accounts payable	$52,819	$25,670
Accounts payable-related party	162,517	162,517
Accrued liabilities	92,093	19,448
Income tax payable	53,760	800
Loans payable to related parties	1,344,221	1,349,006
Other current liabilities	1,570	2,150
Total current liabilities	1,706,980	1,559,591

Total liabilities	1,706,980	1,559,591

Stockholders’ Deficit:
Common stock	841,000	841,000
Additional paid-in capital	1,000,000	1,000,000
Accumulated deficit	(2,925,882)	(2,923,875)
Total stockholders’ deficit	(1,084,882)	(1,082,875)

Total liabilities and stockholders’ deficit	$622,098	$476,716

See accompanying notes to combined financial statements.

4

Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Combined Statements of Operations

Years Ended December 31,	2009	2008

Net sales	$1,381,867	$1,809,745
Cost of sales	203,789	306,760
Gross profit	1,178,078	1,502,985

Operating expenses:
Selling, general and administrative expenses	1,148,220	1,732,951

Operating income (loss)	29,858	(229,966)

Other income (expense):
Interest income	3,984	3,699
Loss on disposal of property and equipment	—	(3,239)
Loss on settlement of litigation	(50,800)	(1,040,000)
Other income	72,728	182,875
Total other income (expense), net	25,912	(856,665)

Income (loss) before income tax provision	55,770	(1,086,631)

Income tax expense	57,777	2,400

Net loss	$(2,007)	$(1,089,031)

See accompanying notes to combined financial statements.

5

Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Combined Statements of Changes in Stockholders' Deficit

				Total
	Common Stock	Additional	Accumulated	Stockholders’
	Amount	Paid in Capital	Deficit	Deficit

Balance, January 1, 2008	$841,100	$1,000,000	$(1,834,844)	$6,156

Net loss	—	—	(1,089,031)	(1,089,031)

Balance, December 31, 2008	841,000	1,000,000	(2,923,875)	(1,082,875)

Net loss	—	—	(2,007)	(2007)

Balance, December 31, 2009	$841,000 *	$1,000,000	$(2,925,882)	$(1,084,882)

See accompanying notes to combined financial statements

*
Name of Company	Number of Shares authorized, issued and outstanding	Amount of Common Stock
Giantceutical, Inc.	1,000,000	$500,000
Herb Source Enterprise, Inc.	1,000,000	140,000
Biocalth International (S.F.) Corp.	100,000	100,000
Biocalth International (N.Y.) Corp.	200	101,000
Total		$841,000

 .

6

Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Combined Statements of Cash Flows

Years Ended December 31,	2009	2008

Cash flows from operating activities:
Net loss	$(2,007)	$(1,089,031)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expenses	18,435	36,909
Loss on disposal of property and equipment	—	3,239
Allowance for doubtful accounts	51,977	(30,556)
Changes in assets and liabilities:
Accounts receivable	(44,691)	48,061
Inventories	(213,717)	(39,644)
Prepaid expense	2,350	6,700
Deposits	—	8,000
Other assets	688	2,740
Accounts payable	27,149	(44,164)
Accrued liabilities	72,645	1,204
Incomes tax payable	52,960	800
Other current liabilities	(580)	1,535
Net cash provided by (used in) operating activities	(34,791)	1,094,207

Cash flows from financing activities:
Borrowings from (payments to) loans payable to related parties	(4,785)	1,159,111
Net cash provided by (used in) financing activities	(4,785)	1,159,111

Net increase (decrease) in cash	(39,576)	64,904
Cash and cash equivalents – beginning of year	115,266	50,362

Cash and cash equivalents – end of year	$75,690	$115,266

Supplemental disclosure of cash flows information
Cash paid during the years for:
Interest	$—	$—
Income taxes	$1,600	$2,600

See accompanying notes to combined financial statements.

7

Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

1.	PRESENTATION AND NATURE OF OPERATIONS

The combined financial statements include the accounts of Giantceutical, Inc., Herb Source Enterprise, Inc., Herb Source, Biocalth International (S.F.) Corp., and Biocalth International (N.Y.) Corp. (collectively referred as the “Company"). The Company is under common control and ownership. All material intercompany accounts, transactions, and profits have been eliminated in combination.

The nature of operations for the combining companies are as follows:

•	Giantceutical, Inc. ("Giantceutical") was incorporated under the laws of State of California in 2000 and elected to be a "C Corporation". Giantceutical is primarily engaged in the wholesale and the resale of nutritional and dietary supplements and is located California, United States.

•	Herb Source Enterprise, Inc. ("Herb Source") was incorporated under the laws of State of California in September 1997 and elected to be an "S Corporation". Herb Source is primarily engaged in the wholesale and the resale of nutritional and dietary supplements and is located California, United States.

•	Biocalth International (S.F.) Corp. ("Biocalth SF") was incorporated under the laws of State of California in 2004 and elected to be an "S Corporation". Biocalth SF is primarily engaged in the wholesale and the resale of nutritional and dietary supplements and is located California, United States.

•	Biocalth International (NY) Corp. ("Biocalth NY") was incorporated under the laws of State of New York in 2003 and elected to be an "S Corporation". Biocalth NY is primarily engaged in the wholesale and the resale of nutritional and dietary supplements and is located New York, United States.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC 605 (Originally issued as Staff Accounting Bulletin (ASB) 104). Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Discounts provided to customers by the Company at the time of sale are recognized as a reduction in sales as the products are sold. Sales taxes are not recorded as a component of sales.

8

Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense amounted to approximately $279,000 and $367,000 for the years ended December 31, 2009 and 2008, respectively.

Shipping and Handling Costs

The Company records all charges for outbound shipping and handling as revenue. All corresponding shipping and handling costs are classified as cost of sales and amounted to approximately $72,000 and $50,000 for the years ended December 31, 2009 and 2008, respectively.

Cost of Sales

The cost of sales includes all costs of purchase as well as shipping and handling costs, and any cost related inventory adjustment, including write downs for excess and obsolete inventory.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are carried at original invoice amount less the allowance for doubtful accounts based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts based on a combination of write-off history, aging analysis, and any specific known troubled accounts. Trade receivables are written off when deemed uncollectible.

Inventories

Inventories are carried at the lower of cost or market. Cost is determined by using the first-in, first-out method. The Company periodically reviews the age and turnover of its inventories to determine whether any inventories have become obsolete or have declined in value, and charges to operations for known and anticipated inventory obsolescence.

Consigned inventories are located at the stores and distribution centers of certain distributors and retailers with which the Company's has consignment agreements. The inventories are owned by the Company's until sold by the distributors or retailers.

Property and Equipment

Property and equipment are recorded at cost. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in income and expense when realized. Amortization of leasehold improvements is over the lesser of the lease term or useful life of the improvement. Depreciation is provided using the straight-line method over the following estimated useful lives:

9

 Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Automobile	5 years
Furniture and fixtures	7 years
Machinery and equipment	3-7 years
Computer software	3-5 years

Fair Value of Financial Instruments

The Company is required to disclose the estimated fair value of certain assets and liabilities in accordance with ASC-825-10, “Financial Instruments”. As of December 31, 2009, the Company believes that the carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable.  The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount.

As of December 31, 2009 and 2008, the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Income Taxes

The Company accounts for income taxes under ASC topic 740, Income Taxes, ASC topic 740 defines an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC topic 740 further requires that a tax position must be more likely than not to be sustained before being recognized in the financial statements, as well as the accrual of interest and penalties as applicable on unrecognized tax positions.

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

Valuation allowance are recorded when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income taxes.

10

 Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un-collectible accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

The Company maintains its cash balances at various banks in the U.S. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company’s cash and cash equivalent also consists of money market investments that are insured by Securities Investor Protection Corporation (SPIC) for all investment in case of brokerage firm’s failure.

Substantially all of our revenues are derived from wholesale and the resale of nutritional and dietary supplements.  Any significant decline in market acceptance of our products or in the financial condition of our existing customers could impair our ability to operate effectively.

A significant portion of the Company’s revenue is derived from a small number of customers. For the year ended December 31, 2009, net sales from one largest customer amounted to $155,172 which accounted for 10% in the amount of combined revenue, and had related accounts receivable balances of none as of December 31, 2009.  For the year ended December 31, 2008, no individual customer accounted for more than ten percent of total net sales.

A significant portion of the Company’s products are purchased from a small number of vendors.  For the year ended December 31, 2009, the Company had three vendors which accounted for more than ten percent of total purchases which amounted to $373,497 or 94% of total purchases and had a related accounts payable balance of $0 as of December 31, 2009. For the year ended December 31, 2008, the Company had one vendors which accounted for more than ten percent of total purchases which amounted to $148,200 or 40% of total purchases and had a related accounts payable balance of $0 as of December 31, 2008.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of our financial instruments consisted of the following:

	December 31, 2009		December 31, 2008
Assets:	Fair Value	Carrying Amount	Fair Value	Carrying Amount

Cash and cash equivalents (a)	$75,690	$75,690	$115,266	$115,266

(a)	The fair value of cash and cash equivalents approximates their carrying amount because of the short maturities of such instruments.

11

 Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

4.	INVENTORIES

Inventories consisted of the following:

December 31,	2009	2008

Raw materials	$106,608	$108,567
Finished goods	250,823	35,147

Total inventories	$357,431	$143,714

5.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,	2009	2008

Automobile	$18,238	$18,238
Furniture and fixtures	29,105	29,105
Machinery and equipment	744,991	744,991
Computer software	1,342	1,342
Leasehold improvements	78,927	78,927
Total property and equipment	872,603	872,603
Less – accumulated depreciation	(773,286)	(754,851)

Total property and equipment, net	$99,317	$117,752

For the years ended December 31, 2009 and 2008, depreciation and amortization expense was $18,435 and $36,909, respectively.

6.	INCOME TAXES

The provision for income taxes is comprised of the following:

December 31,	2009	2008

CurrentCurrent:
Federal	$5,522	$—
State	52,255	2,400

Deferred:
Federal	—	—
State	—	—

Total provision for income taxes	$57,777	$2,400

12

 Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

6.	INCOME TAXES (continued)

The primary zdifferences between the statutory federal tax rate of 34% and effective tax rate are due to state taxes and accounts receivables and inventory valuation allowances.

The Components of the net deferred tax asset are as follows:

December 31,	2009	2008

Non-current:
Net operating loss carry-forward	$748,000	$714,000
Non-current net deferred tax assets	748,000	714,000
Less valuation allowance	(748,000)	(714,000)
Net deferred tax asset	$—	$—

The Federal and State net operating losses carry-forward are approximately $2,200,000 and $2,100,000 for years ended December 31, 2009 and 2008, respectively. These Federal and State net operating losses expire in various tax years through 2025 to 2028.

The Company has recorded a valuation allowance against all of the realization of its net deferred tax assets at December 31, 2009 and 2008. The valuation allowance is based on management’s estimates and analyses, which include the impact of tax laws which may limit the Company’s ability to utilize its net deferred tax asset.

7.	RELATED-PARTY TRANSACTIONS

The Company had the following related party transactions as of and for the years ended December 31, 2009 and 2008:

•	Accounts Payable – As of December 31, 2009 and 2008, the Company has accounts payable to Motherland International, Inc., the Company’s affiliate, in aggregated amount of $162,517 which arose from purchases of inventories.

•	Loans payable to related parties

December 31,	2009	2008

Loan payable to Motherland International, Inc., the Company’s affiliate, borrowed for general working capital purposes	$291,185	$291,985
Loan payable to its officer borrowed for general working capital purposes	1,053,036	1,057,021

Total loans payable to related parties	$1,344,221	$1,349,006

13

 Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

8.	COMMITIMENTS AND CONTINGENCIES

Loss on settlement of litigation

On September 25, 2005, plaintiffs filed a purported class action lawsuit in the Superior Court of California, in and for the County of San Francisco, entitled Julie Choi, et al. v. Giantceutical Inc., et al. against defendant Giantceutical Inc., dba BioCalth International Corporation (“BIOCALTH”), Herb Source Enterprise, Inc. Motherland International, Inc., two officers and shareholders of Companies and sixteen other defendants (collectively the “Defendents”). The alleged class (collectively the “Plaintiffs”) consists of all customers of Defendants who, between September 27, 2001 and September 27, 2005, have purchased BioCalth Caplets, BioCalth Chewable Tablets, and BioCalth Kids Chewable Tablets (the “Product). The complaint alleges that the Defendants have exposed Plaintiffs to lead contained in the Product at levels above those permitted by the Safe Drinking Water and Toxic Enforcement Act of 1986 and the advertisement used to sell these products were false and misleading. As part of the settlement agreement with the Plaintiffs under the condition of No Admission of Liability, Giantceutical Inc., Biocalth International Corporation, Herb Source Enterprise, Inc., Motherland International, Inc., and two officers and shareholders of those companies (collectively the “Wen Defendants”), has agreed to the following consent order:

•	Ensure that all Advertisements and Product labels comply with applicable Federal and California law;
•	Ensure that each tablet of the Product contains no more than 0.1667 micrograms of lead;
•	Provide members of the certified class who have receipts evidencing their purchase of Product between September 27, 2001 and September 27, 2005, a refund of an amount equal to 50 percent of the purchase price (exclusive of applicable sales taxes), up to but not exceeding $60 and a coupon for 75 percent off the purchase price of four 90-pill bottles of Product;
•	Provide members of the certified class who do not have receipts evidencing their purchase of Product, subsequent to execution of a declaration made under penalty of perjury that they did in fact purchase Product between September 27, 2001 and September 27, 2005, two 90-pill bottles of Product at no cost or expense and a coupon for 50 percent off the purchase of up to two 90-pill bottles of Product;
•	Compensate each of the individual class representatives in the amount of $10,000 each; and
•	Pay $1.8 million attorney’s fees and costs to counsel for Plaintiffs

Under this consent order, the Wen Defendants is not required to refund to class members with receipts more than $50,000 total in any single calendar month. As of December 2008, the Wen Defendants has fully complied with the consent order related to item 1 to 5 above. In April 2010, the Wen Defendants has made the final installment payment of the $1.04 million attorney’s fees and costs. Although the Company was named as one of defendants, the Company did not pay any of the attorney’s fees and costs. All of the costs were assumed and paid by Giantceutical, Inc.

Service Agreements

The Company periodically enters into various agreements for services including, but not limited to, public relations, financial consulting, sales consulting and manufacturing consulting. The agreements generally are ongoing until such time as they are terminated. Compensation for services is paid either on a fixed monthly rate or based on a percentage, as specified. These expenses are included in operating expenses in the accompanying consolidated statements of operations.

14

 Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

8.	COMMITIMENTS AND CONTINGENCIES (continued)

Legal Matters

The Company may be involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company’s financial position, results of operations or cash flows.

9.	SUBSEQUENT EVENTS

In May 2009, the FASB issued new accounting guidance on subsequent events. The new accounting guidance requires that management evaluate events and transactions that may occur for potential recognition or disclosure in the financial statements after the balance sheet date through the date the financial statements are issued and determines the circumstances under which such events or transactions must be recognized in the financial statements.

The Company adopted the new accounting guidance during the year ended December 31, 2009. The adoption of the new accounting guidance did not have an effect on the Company’s combined financial statements. The Company has evaluated all subsequent events through October 25, 2011, the date the financial statements were available for issuance.

On February 22, 2010, Biopharmgen entered corporation agreement with World Trade B2B, INC. (“World Trade”), that World Trade would assist Biopharmgen to go public. On January 6, 2011, Biopharmgen has sent confirmation to confirm with World Trade that 1) Biopharmgen never signed and delivered 4,654,000 shares to World Trade; 2) Biohparmgen has rescinded the agreement; 3) Biopharmgen demand the return of $150,000 previously paid to World Trade under false pretenses, and 4) Biopharmgen demand an accounting of where the remaining $100,000 previously paid to World Trade was expended. If Bipharmgen does not received the accounting and the $100,000 on or before January 13, 2011, Biopharmgen will take legal action against World Trade. World Trade has confirmed on January 7, 2011 that 1) World Trade's efforts have been thwarted because Biopharmgen has yet to deliver to World Trade copies of its Financial Statements in order to file a Form 10 with the Securities and Exchange Commission. 2) Biopharmgen has not delivered 4,654,000 shares to World Trade. Biopharmgen has not received above fee from World Trade until now. On July 14, 2011, Biopharmgen's attorney has confirmed that there is no pending or threatened litigation, claims or assessments against Biopharmgen from World Trade.

On April 16, 2010, Biopharmgen Holdings, Inc. ("Biopharmgen") entered into a Plan of Reorganization and Acquisition with Herb Source Enterprise, Inc. ("Herb Source"), which is majority owned by the shareholders of Biopharmgen. This Plan effected a transfer between entities under common control and recorded at its historical cost. Pursuant to the exchange transaction, Biopharmgen issued to the shareholders of Herb Source 3,992,000 shares of Biohparmgen's common stock in exchange for all of the issued and outstanding capital stock of Herb Source. Herb Source thereby became Biopharmgen’s wholly-owned subsidiary and the stockholders of Biopharmgen continue to be the controlling stockholders of Herb Source.

Biocalth N.Y. and Biocalth S.F. has been filed dissolution on May 6, 2010 and January 4, 2011, respectively.

On October 20, 2011, LTS Nutraceuticals, Inc. (“LTSN”) entered into an agreement with the Company’s President and CEO, individually and as trustee for the shareholders of BioCalth International, Inc., Giantceuticals, Inc. and Herb Source Enterprises, Inc. to purchase all of the issued and outstanding shares of stock of the Company for 2,500,000 shares of LTSN stock.

15

 Giantceutical, Inc.

Herb Source Enterprise, Inc.

Biocalth International (S.F.) Corp.

Biocalth International (N.Y.) Corp.

Notes to Combined Financial Statements

9.	SUBSEQUENT EVENTS (continued)

On May 26, 2010, Biopharmgen made a private offering of 3,000,000 shares of common stock for a sale under private placement and Regulation S offerings. Through December 31, 2010, Biopharmgen sold 1,280,000 shares of its common stock at $1.00 per share to investors and terminated this offering at December 31, 2010.

On June 24, 2010, Giantceutical, Inc. ("Giantceutical") completed a debt reduction by offering 24,000,000 shares of Giantceutical’s commons stock in offsetting the $1,040,000 loan due to the officer.

On June 24, 2010, Giantceutical and Biopharmgen had completed the Plan of Reorganization and Acquisition agreement to issue to the shareholders of Giantceutical 24,450,000 shares of Biopharmgen common stock in exchange for 97.80% of the issued and outstanding capital stock of Giantceutical. Giantceutical thereby became Biopharmgen’s majority owned subsidiary and the stockholders of Biopharmgen continue to be the controlling stockholder of Giantceutical.

On August 1, 2010, Biopharmgen entered an equity acquisition agreement of Nanjing Lundi Trading Co., Ltd. ("Lundi") that Lundi is helping Biopharmgen to develop healthcare market business in China. Lundi has submitted Foreign Investment Enterprise Registration Application to China government on October 22, 2010. Biopharmgen does not receive final legal approval or deny letter from Lundi until now. On December 10, 2010, China attorney, who is hired by Biopharmgen, issued evaluation opinion that this equity acquisition is invalid due to Biopharmgen does not qualified for "Interim Provisions for Foreign Investor's Merger with Domestic Enterprise" article 9. Biopharmgen will not continue this equity acquisition with Lundi in the future.

On April 14, 2011, Biopharmgen and Winalite Internatioanl USA Inc. (Winalite) entered a five-year cooperative agreement, which 1) Biopharmgen and Winalite will exchange twenty percent of each Company's common stock to each other after either Biopharmgen or Winalite go public; 2) This is exclusive cooperation agreement; 3) Biopharmgen will provide Winalite certain quantity of products to sell in certain countries.

On May 28, 2011, Biopharmgen entered a termination agreement with Mr. Dahai Liu, Vice President of Biopharmgen. The employee was assigned by Biopharmgen to work on the development of new products and the company’s business development in China. Pursuant to termination agreement, Biopharmgen will pay USD 80,000 and USD 58,879 as a termination fee and severance fee.

Biopharmgen Holdings issued 1,536,750 shares to investors and creditors and the consideration was approximately $1.00 per share during subsequent period.

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BioCalth International, Inc. and Subsidiaries

Contents

Page No.
Independent Accountants’ Audit Report	2

Financial Statements:

Consolidated Balance Sheet as of December 31, 2010	3

Consolidated Statement of Operations for the year ended December 31, 2010	4

Consolidated Statement of Stockholders’ Equity for the year ended December 31, 2010	5

Consolidated Statement of Cash Flows for the for the year ended December 31, 2010	6

Notes to Consolidated Financial Statements	7-15

BioCalth International, Inc. and Subsidiaries

Independent Accountants’ Audit Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of BioCalth International, Inc and Subsidiaries

We have audited the accompanying consolidated balance sheets of BioCalth International, Inc and Subsidiaries (the “Company”) as of December 31, 2010 and related statements of consolidated operations, stockholders’ equity, and cash flows for the year ending December 31, 2010. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements as of December 31, 2009 and for the year ended December 31, 2009 were audited by other auditors whose report dated October 17, 2010 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioCalth International, Inc and Subsidiaries as of December 31, 2010 and the results of its operations and its cash flows for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

Schaumburg, IL

February 7, 2012

1905 Wright Boulevard

Schaumburg, IL 60193

Phone: 847-524-0800

Fax: 847-524-1655

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BioCalth International, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$372,762
Accounts receivable, net of allowance for doubtful accounts of $28,892	40,349
Inventories, net of reserve of $171,248	361,250
Prepaid expenses	6,911
Total current assets	781,272

Property and equipment, net	171,126
Other assets	3,337
TOTAL ASSETS	$955,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,532
Accrued liabilities	69,697
Total current liabilities	149,229

Total liabilities	149,229

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.001 per share; 70,000,000 shares authorized and 30,460,000 shares issued and outstanding at December 31, 2010	30,460
Additional paid-in capital	4,519,757
Accumulated deficit	(3,743,711)
Total Stockholders’ equity	806,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$955,735

The accompanying notes are an integral part of these consolidated financial statements.

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BioCalth International, Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2010

Sales, net	$1,643,774
Cost of sales	(802,368)
Gross profit	841,406

Selling, general and administrative expenses	2,199,294
Loss from operations	(1,357,888)

Other income (expense):
Interest income	4,885
Legal settlement	(50,000)
Other income, net	440,507
Loss on disposal of fixed assets	(33,368)
Other income (expense) net	362,024
Loss before income tax provision	(995,864)
Income tax provision	18,366
Net loss	$(1,014,230)

The accompanying notes are an integral part of these consolidated financial statements..

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BioCalth International, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

	BioCalth International, Inc.		Giantceutical, Inc & Herb Source, Inc.		Biocalth Int’l (SF) Corp		Biocalth Int’l (NY) Corp
	Common Stock ($0.001 par)		Common Stock ($0 par)		Common Stock ($0 par)		Common Stock ($0 par)		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2010	—	$—	2,000,000	$640,000	100,000	$100,000	200	$101,000	$1,000,000	$(2,925,882)	$(1,084,882)
Issuance of common stock for debt cancellation	—	—	24,000,000	1,040,000	—	—	—	—	—	—	1,040,000
Recapitalization on reverse acquisition	28,442,000	28,442	(26,000,000)	(1,680,000)	—	—	—	—	1,651,558	—	—
Issuance of founder shares	888,000	888	—	—	—	—	—	—	—	—	888
Issuance of common shares	1,130,000	1,130	—	—	—	—	—	—	1,128,870	—	1,130,000
Capital contributed:
Officers and affiliates	—	—	—	—	—	—	—	—	739,329	—	739,329
Dissolution:
BioCalth, San Francisco	—	—	—	—	(100,000)	(100,000)	—	—	—	100,000	—
BioCalth New York	—	—	—	—	—	—	(200)	(101,000)	—	96,401	(4,599)
Net (loss)	—	—	—	—	—	—	—	—	—	(1,014,230)	(1,014,230)
Balance at December 31, 2010	30,460,000	$30,460	—	$—	—	$—	—	$—	$4,519,757	$(3,743,711)	$806,506

The accompanying notes are an integral part of these consolidated financial statements

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BioCalth International, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended
December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(1,014,230)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Settlements of accounts payable	(429,278)
Depreciation and amortization expense	30,927
Allowance for doubtful accounts	(50,772)
Loss on disposal of fixed assets	33,368
Reserve for inventory obsolescence	171,248
Change in operating assets and liabilities:
(Increase) decreases in
Accounts receivable	89,076
Inventories	(175,067)
Prepaid expenses	(6,912)
Other assets	7,669
Increase (decreases) in
Accounts payable	455,991
Accrued liabilities	(22,396)
Accounts payable due to related party	(162,517)
Other current liabilities	(55,330)
Net cash (used in) operating activities	(1,128,223)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(136,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributed from officers and affiliates	435,108
Cash return to shareholder for dissolution	(4,599)
Proceeds from issuance of common stock	1,130,888
Net cash provided by financing activities	1,561,397

Net increase in cash and cash equivalents	297,072
Cash and cash equivalents at beginning of the year	75,690
Cash and cash equivalents at end of the year	$372,762

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for during the year for:
Income taxes	$5,000
Interest	—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital contributed from officers and affiliates	$304,221
Conversion of loan to equity	$1 ,040,000

The accompanying notes are an integral part of thee consolidated financial statements.

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BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	PRESENTATION AND NATURE OF OPERATIONS

The audited consolidated financial statements include the accounts of BioCalth International, Inc., formerly Biopharmgen Holdings, Inc., and its majority owned subsidiaries, Biocalth International (S.F.) Corp., Biocalth International (N.Y.) Corp, Herb Source Enterprise, Inc. and Giantceutical, Inc. These companies are collectively referred to as the “Company”. All material intercompany accounts, transactions, and profits have been eliminated in consolidation.

The nature of operations for the consolidating combined companies are as follows:

☐	BioCalth International, Inc. and Subsidiaries

o	BioCalth International Inc. (“BioCalth”) was incorporated as Biopharmgen Holdings, Inc. in Delaware on April 6, 2010 as a holding company with no business activities. A dietary supplement, among other things, is a product (other than tobacco) that is intended to supplement the diet that bears or contains one or more of the following dietary ingredients: a vitamin, a mineral, an herb or other botanical, an amino acid, a dietary substance for use by man to supplement the diet by increasing the total daily intake, or a concentrate, metabolite, constituent, extract, or consolidations of these ingredients. The Company changed its name to BioCalth International, Inc. on March 25, 2011.
o	Herb Source Enterprise, Inc. – On April 14, 2010, the Company entered into a Plan of Reorganization and Acquisition with Herb Source Enterprise, Inc. (“Herb Source”), which was majority owned by the shareholders of BioCalth. This Plan effected transfer of shares between entities under common control and was recorded at its historical cost. Pursuant to the exchange transaction, the Company issued to the shareholders of Herb Source 3,992,000 shares of the Company common stock in exchange for all of the issued and outstanding capital stock of Herb Source, which then became BioCalth’s wholly-owned subsidiary.
o	Giantceutical, Inc. – On June 24, 2010, the Company entered into a Plan of Reorganization and Acquisition ( the "Plan") with Giantceutical, Inc. (“Giantceutical”), which was majority owned by the shareholders of BioCalth. The Plan effected a transfer of share between entities under common control and the assets and liabilities were recorded at its historical cost. Pursuant to the exchange transaction, the Company issued to the shareholders of Giantceutical 24,450,000 shares of the Company common stock in exchange for 97.80% of the issued and outstanding capital stock of Giantceutical. Because the minority owner of the remaining 2.2% of the common stock of Giantceutical could not and cannot be located, and the accumulated deficit position of Giantceuticals at the time of the acquisition, Giantceuticals is considered a wholly-owned subsidiary for consolidation purposes.
o	Since the transactions involving the acquisition of controlling interest of Herb Source and Giantceutical occurred between entities that shared the same shareholders, such transactions were not considered business consolidations because there was no change in control at the parent level. The Company has therefore consolidated the financial statements of the commonly controlled entities, as if the transactions had occurred at January 1, 2010. Accordingly, the results of operations included in these consolidated financial statements include the results of operations of each of the previously combined companies since January 1, 2010.

☐	Biocalth International (S.F.) Corp. ("Biocalth SF") was incorporated under the laws of State of California in 2004. Biocalth SF was primarily engaged in the wholesale and the resale of nutritional and dietary supplements. Biocalth SF was dissolved on December 31, 2010.

☐	Biocalth International (N.Y.) Corp. ("Biocalth NY") was incorporated under the laws of State of New York in 2003. Biocalth NY was primarily engaged in the wholesale and the resale of nutritional and dietary supplements. Biocalth NY was dissolved on May 6, 2010.
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BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less from the dates of purchase.

Accounts Receivable

Accounts receivable are carried at original invoice amount less the allowance for doubtful accounts based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts based on a consolidation of write-off history, aging analysis, and any specific known troubled accounts. Trade receivables are written off when deemed uncollectible.

Inventories

Inventories are carried at the lower of cost or market. Cost is determined by using the first-in, first-out method. The Company periodically reviews the age and turnover of its inventories to determine whether any inventories have become obsolete or have declined in value, and charges to operations for known and anticipated inventory obsolescence.

Consigned inventories are located at the stores and distribution centers of certain distributors and retailers with which the Company's has consignment agreements. The inventories are owned by the Company's until sold by the distributors or retailers.

Property and Equipment

Property and equipment are recorded at cost. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in income and expense when realized. Amortization of leasehold improvements is over the lesser of the lease term or useful life of the improvement. Depreciation is provided using the straight-line method over the following estimated useful lives:

Automobile	5 years
Furniture and fixtures	7 years
Machinery and equipment	3-7 years
Computer software	3-5 years

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BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company is required to disclose the estimated fair value of certain assets and liabilities in accordance with ASC-825-10, “Financial Instruments”. As of December 31, 2010, the Company believes that the carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount.

As of December 31, 2010, the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC 605 (Originally issued as Staff Accounting Bulletin (ASB) 104). Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Discounts provided to customers by the Company at the time of sale are recognized as a reduction in sales as the products are sold. Sales taxes are not recorded as a component of sales.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense amounted to approximately $322,000 for the year ended December 31, 2010.

Shipping and Handling Costs

The Company records all charges for outbound shipping and handling as revenue. All corresponding shipping and handling costs are classified as cost of sales and amounted to approximately $46,000 for the year ended December 31, 2010.

Cost of Sales

The cost of sales includes all costs of purchase as well as shipping and handling costs, and any cost related inventory adjustment, including write downs for excess and obsolete inventory.
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BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under ASC topic 740, Income Taxes, ASC topic 740 defines an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC topic 740 further requires that a tax position must be more likely than not to be sustained before being recognized in the financial statements, as well as the accrual of interest and penalties as applicable on unrecognized tax positions.

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

Valuation allowance are recorded when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income taxes.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un-collectible accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

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BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk (continued)

The Company maintains its cash balances at various banks in the U.S. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company’s cash and cash equivalent also consists of money market investments that are insured by Securities Investor Protection Corporation (SPIC) for all investment in case of brokerage firm’s failure.

Substantially all of our revenues are derived from wholesale and the resale of nutritional and dietary supplements. Any significant decline in market acceptance of our products or in the financial condition of our existing customers could impair our ability to operate effectively.

A significant portion of the Company’s revenue is derived from a small number of customers. For the year ended December 31, 2010, net sales from one largest customer amounted to $539,000 which accounted for 33% of total consolidated revenue, and had related accounts receivable balances of $0 as of December 31, 2010.

A significant portion of the Company’s products are purchased from a small number of vendors. For the year ended December 31, 2010, the Company purchased approximately $325,000 which accounted for approximately 72% of total purchases from one vendor and had a related accounts payable balance of $0 as of December 31, 2010

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of our financial instruments at December 31, 2010 consisted of the following at:

Assets:	Fair Value	Carrying Amount

Cash and cash equivalents (a)	$372,762	$372,762

(a) The fair value of cash and cash equivalents approximates their carrying amount because of the short maturities of such instruments.

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BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statement

4.	INVENTORIES

Inventories consisted of the following:

December 31,	2010

Raw materials	$93,430
Work in Process	389,821
Finished goods	49,247

Total	532,498
Reserve for obsolete inventory	(171,248)

Total inventories	$361,250

At December 31, 2010, there was consignment inventory with a cost of $171,248 located at distributors in Taiwan and Hong Kong. Such inventory is fully reserved at December 31, 2010.

5.	PROPERTY AND EQUIPMENT

December 31,	2010

Automobile	$18,238
Furniture and fixtures	16,262
Machinery and equipment	90,573
Computer software	23,262
Leasehold improvements	77,285

Total property and equipment	225,620
Less – accumulated depreciation and amortization	(54,494)

Total property and equipment, net	$171,126

6.	ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

December 31,	2010

Accrued payroll liabilities	$29,697
Accrued legal settlement	40,000
Total accrued liabilities	$69,697

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BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

7.	INCOME TAXES

The provision for income taxes is comprised of the following:

December 31,	2010
Current:
Federal	$—
State	18,366
Deferred:
Federal	—
State	—
Total provision for income taxes	$18,366

The primary differences between the statutory federal tax rate of 34% and effective tax rate are due to state taxes and accounts receivables and inventory valuation allowances.

The components of the net deferred tax asset are as follows:

December 31,	2010

Deferred tax asset
Net operating losses	$1,000,000
State taxes	3,000
Obsolete inventory	58,000
Total	1,061,000
Allowance	(1,045,000)
Net tax asset	16,000
Deferred tax liability
Depreciation	(16,000)
Net deferred tax asset	$—

The Federal and State net operating losses carry-forward are approximately $3,100,000 for the year ended December 31, 2010. These Federal and State net operating losses expire in various tax years through 2025 and 2029, respectively.

The Company has recorded a valuation allowance against all of the realization of its net deferred tax assets at December 31, 2010. The valuation allowance is based on management’s estimates and analyses, which include the impact of tax laws which may limit the Company’s ability to utilize its net deferred tax assets.

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BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

8.	STOCKHOLDERS’ EQUITY

During April 2010, 888,000 of BioCalth International, Inc. stock were issued as founder shares at $0.001 per share. The total proceeds were $888.

On May 26, 2010, BioCalth made a private offering of 3,000,000 shares of common stock for a sale under private placement and Regulation S offerings. As of December 31, 2010, Biopharmgen has sold 1,130,000 shares of its common stock at $1.00 per share to investors for net proceeds of $1,130,000.

During June, 2010, 24,000,000 common shares of Giantceutical, Inc. were issued for cancellation of debt to one of the majority shareholders of Giantceuticals, Inc. in the amount of $1,040,000. As described in Footnote 1, these shares plus the existing 1,000,000 shares of Giantceuticals, Inc. were exchanged for 24,450,000 common shares (par value $0.001) of BioCalth International, Inc.

During 2010, Biocalth SF and Biocalth NY were dissolved. These were non operating entities during 2010 and as such were not treated as discontinued operations.

9.	RELATED PARTY TRANSACTIONS

For the year ended December 31, 2010, a portion of the receivables and loans from officers, shareholders and companies owned by the majority shareholders of the consolidated companies, but not included in the consolidated group were forgiven, and were treated as a reduction to additional paid in capital. Conversely, a portion of such payables were also treated as a contribution to equity, and were recorded to additional paid in capital. The net non-cash contribution to stockholders’ equity for the year ended December 31, 2010 was $304,221. All other related party balances were either repaid, collected or were eliminated in consolidation.

On January 1, 2010, the Company entered into an agreement with the President and CEO to lease the corporate headquarters for a 3 year period beginning January 1, 2011 and ending December 31, 2014. The lease can be extended for one additional 3 year term at the option of the Company. The monthly lease payments are $20,000, which are increased to $23,000 during the lease extension, if applicable. The schedule of non-cancellable lease payments for future years follows. The lease with the President and CEO is the only existing lease:

Year ended December 31,
2011	$240,000
2012	240,000
2013	240,000
2014	240,000
Total	$960,000

10.	COMMITMENTS AND CONTINGENCIES:

During 2010, an agreement was reached with certain vendors resulting in a total reduction of approximately $430,000 of outstanding payables which were recorded as other income.

In August 2010, a final settlement was reached in the litigation of Chung Chou City vs. Giantceutical, Inc., whereby a Summary Judgment of $50,000 was ordered to be paid in five monthly installments of $10,000 to Chung Chou City by the Company. The payments were made from December 2010 to April 2011.

14

BioCalth International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

11.	SUBSEQUENT EVENTS

On May 28, 2011, BioCalth entered a termination agreement with Mr. Dahai Liu, Vice President of BioCalth. The employee was assigned by BioCalth to work on the development of new products and the company’s business development in China. Pursuant to a termination agreement, BioCalth will pay USD 80,000 and USD 58,879 as a termination fee and severance fee, respectively.

In August 2011, 133,000 common shares were issued to employees and consultants for services rendered. The shares were valued at fair value of $1.00 per share and the Company recorded stock compensation expense of $133,000.

On October 20, 2011, LTS Nutraceuticals, Inc. ("LTSN") entered into an agreement with the Company’s President and CEO, individually and as trustee for the shareholders of BioCalth International, Inc., Giantceuticals, Inc. and Herb Source Enterprises, Inc. to purchase all of the issued and outstanding shares of stock of the Company. On December 14, 2011, LTSN acquired 81.58% of the Shares. The consideration was 26,555,340 shares of LTSN stock. The Shares were acquired from the Company’s President and CEO.

On November 23, 2011 Motherland International, Inc., a company wholly-owned by the Company’s President and CEO, assigned to BioCalth International. Inc. for nominal consideration all rights, title and interest is three patents: U.S. Patent Nos. 6077872, 6713513(B2) and 6727288(B2).

During 2011, BioCalth issued 1,706,750 shares for consideration of approximately $0.972 to $1.00 per share during the subsequent period. Total net proceeds from these issuances were $1,664,750.

On December 5, 2011, 250,000 common shares were issued to officers and members of the Board of directors at $0.01 per share for total proceeds of $2,500.

15